Exhibit 4.8

[FORM OF NOTICE OF GUARANTEED DELIVERY]

VINCE HOLDING CORP.

NOTICE OF GUARANTEED DELIVERY

RELATING TO SHARES SUBSCRIBED FOR PURSUANT

TO THE SUBSCRIPTION RIGHT AND OVER-SUBSCRIPTION RIGHT

As set forth in Vince Holding Corp.’s (the “Company’s”) Prospectus, dated             , 2017, under “The Rights Offering—Payment for Shares,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of common stock, par value $0.01 per share, of the Company subscribed for pursuant to the subscription right and the over-subscription right. Such form may be delivered or sent by overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on             , 2017, the expiration date, unless extended by the Company (as it may be extended, the “Expiration Date”).

The Subscription Agent is:

Broadridge Corporate Issuer Solutions, Inc.

Attention: Vince Holding Corp. Rights Offering

By Regular Mail Only (No Overnight/Express Mail): Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693	By Hand or Overnight Delivery: Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of common stock subscribed for pursuant to both the subscription right and the over-subscription right to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of (a) full payment for all shares of common stock subscribed for pursuant to the subscription right and the over-subscription right and (b) a properly completed and duly executed Subscription Certificate. The Subscription Certificate and full payment must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on             , 2017 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Subscription Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on             , 2017 (or, if the offer is extended, by the close of business on the third business day after the Expiration Date) of (i) a properly completed and duly executed Subscription Certificate and (ii) full payment of the estimated subscription price for each share of common stock subscribed for pursuant to the subscription right and the over-subscription right, if applicable, as subscription for such shares is indicated herein and on the Subscription Certificate.

Broker Assigned Control #

VINCE HOLDING CORP.

1. Subscription Right	Number of rights exercised:		rights

	Number of shares subscribed for pursuant to the subscription right for which you are guaranteeing delivery of the Subscription Certificate and full payment:		shares

	Payment to be made in connection with subscription right:	$

(Shares × $ , the subscription price)

2. Over-Subscription Right	Number of shares subscribed for pursuant to the over-subscription right (not to		shares
exceed % of the shares exercised pursuant to the primary subscription right) for which you are guaranteeing delivery of the Subscription Certificate and full payment (subject to proration):

	Payment to be made in connection with over-subscription right:	$

(Shares × $ , the subscription price)

3. Totals	Total number of rights exercised:		rights

	Total number of shares subscribed for pursuant to the subscription right and over-		shares
subscription right for which you are guaranteeing delivery of the Subscription Certificate and full payment:

	Total payment to be made:	$

4. Method of Delivery (Check one):

☐ Through the Depository Trust Company (“DTC”)

☐ Direct to Broadridge Corporate Issuer Solutions, Inc., as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title:

DTC Participant Number

Contact Name

Address

City	State	Zip Code

Phone Number

Date